Exhibit 99.1

Clarification Regarding Market Capitalization Following U.S. Redomiciliation

Anchorage, Alaska, June 30, 2026 - Nova Minerals Corp (“Nova Minerals” or the “Company”) has become aware that certain publicly available investment websites have incorrectly reported the Company’s market capitalization as approximately US$2.1 billion following the completion of its redomiciliation to the United States, as disclosed in the Company’s Current Report on Form 8-K filed on June 16, 2026 (the “Redom 8-K”).

The Company advises that these reported market capitalization figures are inaccurate. Following the redomiciliation, the Company’s issued and outstanding common stock consisted solely of the shares of common stock issued in exchange for the outstanding ordinary shares of Nova Minerals Limited as of June 16, 2026, in accordance with the 1-for-12 exchange ratio disclosed in the Redom 8-K.

As of June 16, 2026, Nova Minerals Limited had 458,140,036 ordinary shares outstanding. Applying the 1-for-12 exchange ratio described in the Redom 8-K, the Company issued an aggregate of 38,181,050 shares of common stock, including a limited number of additional shares issued as a result of rounding in accordance with the terms of the exchange. Based on the Company’s current trading price, its market capitalization is approximately US$166 million.

The Company is not responsible for market capitalization figures published by third-party websites and encourages investors to refer to the Company’s filings with the U.S. Securities and Exchange Commission when evaluating the Company’s capital structure and other publicly disclosed information.

About Nova Minerals Corp

Nova Minerals Corp is advancing one of the world’s largest undeveloped gold deposits into production and securing a US domestic supply of the critical mineral antimony. The Company is focused on the exploration and development of the Estelle Gold and Critical Minerals Project, located in Alaska, a tier-one mining jurisdiction.

Estelle hosts two defined multi-million-ounce gold resources, and more than 20 prospects distributed along a 35-kilometre mineralized trend, in the prolific Tintina Gold Belt, a province which hosts a >220 million ounce (Moz) documented gold endowment and some of the world’s largest gold mines and discoveries including, Kinross Gold Corporation’s Fort Knox Gold Mine. In parallel, Nova is advancing its critical minerals strategy, fully-funded by a US$43.4 million U.S. Department of War award to develop a domestic antimony supply chain, targeted for production in late 2026/2027.

Further discussion and analysis of the Estelle Project is available through the interactive Vrify 3D animations, presentations, and videos, all available on the Company’s website www.novamineralscorp.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical fact, contained in this press release are forward-looking statements and that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nova Minerals Corp’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Forward-looking statements contained in this announcement are made as of this date, and Nova Minerals Corp undertakes no duty to update such information except as required under applicable law.

Investor Relations:

Dave Gentry, CEO

RedChip Companies, Inc.

Phone: 1-407-644-4256

Email: NVA@redchip.com

Nova Minerals:

Craig Bentley

Director

E: craig@novamineralscorp.com

M: +61 414 714 196